MHR INSTITUTIONAL PARTNERS III LP

By: MHR Institutional Advisors III LLC,
its General Partner

By: /s/ Janet Yeung
    -------------------------------
    Name:  Janet Yeung
    Title: Authorized Signatory

Address: 1345 Avenue of the Americas
         42nd Floor
         New York, New York 10105

MHR INSTITUTIONAL ADVISORS III LLC

By: /s/ Janet Yeung
    -------------------------------
    Name:  Janet Yeung
    Title: Authorized Signatory

Address: 1345 Avenue of the Americas
         42nd Floor
         New York, New York 10105

MHR FUND MANAGEMENT LLC

By: /s/ Janet Yeung
    -------------------------------
    Name:  Janet Yeung
    Title: Authorized Signatory

Address: 1345 Avenue of the Americas
         42nd Floor
         New York, New York 10105

MHR HOLDINGS LLC

By: /s/ Janet Yeung
    -------------------------------
    Name:  Janet Yeung
    Title: Authorized Signatory

Address: 1345 Avenue of the Americas
         42nd Floor
         New York, New York 10105